UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

May 7, 2014

Date of Report (Date of earliest event reported)

QUAKER CHEMICAL CORPORATION

(Exact name of Registrant as specified in its charter)

Commission File Number 001-12019

PENNSYLVANIA	No. 23-0993790
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

One Quaker Park

901 E. Hector Street

Conshohocken, Pennsylvania 19428

(Address of principal executive offices)

(Zip Code)

(610) 832-4000

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

INFORMATION TO BE INCLUDED IN THE REPORT

Item 5.07.	Submission of Matters to a Vote of Security Holders.

Quaker Chemical Corporation’s (the “Company’s”) Annual Meeting of Shareholders was held on May 7, 2014 (the “2014 Annual Meeting”). As of March 12, 2014, the record date for the Company’s 2014 Annual Meeting, the holders of 932,813 shares of the Company’s common stock were entitled to cast ten votes for each share held and the holders of 12,290,221 shares of the Company’s common stock were entitled to cast one vote for each share held, for a total of 21,618,351 votes.

After the inclusion of additional votes by shareholders claiming ten for one voting rights, shareholders present in person or by proxy at the 2014 Annual Meeting were entitled to cast 19,023,752 votes. Set forth below are the matters acted upon by the shareholders at the 2014 Annual Meeting and the final voting results of each such proposal.

Proposal No. 1 – Election of Directors

The shareholders elected three directors to serve a three-year term until the 2017 annual meeting of shareholders and until their respective successors are elected and qualified. The results of the vote were as follows:

Directors	For	Withhold	Broker Non-Votes

Michael F. Barry	17,924,606	95,312	1,003,834
Robert E. Chappell	17,624,008	395,910	1,003,834
Robert H. Rock	17,622,801	397,117	1,003,834

Proposal No. 2 – Advisory Vote on Compensation of the Company’s Named Executive Officers

For	Against	Abstain	Broker Non-Votes

15,954,557	426,736	1,638,625	1,003,834

Proposal No. 3 – Ratification of the Appointment of Independent Registered Public Accounting Firm for Fiscal Year 2014

The shareholders voted to ratify the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for the fiscal year 2014. The results of the vote were as follows:

For	Against	Abstain

18,884,684	125,246	13,822

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

QUAKER CHEMICAL CORPORATION Registrant

Date: May 9, 2014	By:	/S/ D. JEFFRY BENOLIEL
D. Jeffry Benoliel
Vice President and Group Leader-Metalworking, Can, Mining and Corporate Secretary